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                                  EXHIBIT 23.2
                                  ------------

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan and 1994 Directors' Stock Option Plan of Citicasters, Inc. of our report dated March 4, 1994, with respect to the consolidated financial statements and schedules of Citicasters, Inc. (formerly Great American Communications Company) included in Amendment No. 3 to its Annual Report (Form 10-K/A) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.





                                                            ERNST & YOUNG LLP


Cincinnati, Ohio
January 13, 1995